EXHIBIT 10.1

BUSINESS OPPORTUNITY AGREEMENT

THIS BUSINESS OPPORTUNITY AGREEMENT (this “Agreement”) is entered into this [    ] day of [            ], 2008, by and among K-Sea GP Holdings LP, a Delaware limited partnership (“Holdings”), K-Sea Transportation Partners L.P., a Delaware limited partnership (the “MLP”), and K-Sea General Partner GP LLC, a Delaware limited liability company and general partner of the MLP (“MLP GP,” and together with the MLP and their respective Subsidiaries, the “Partnership Parties”).

RECITALS

The parties hereto desire, by their execution of this Agreement, to evidence the terms and conditions pursuant to which business opportunities available to the Partnership Parties and Holdings will be addressed.

WHEREAS, the K-Sea Entities (as defined below) are parties to the Omnibus Agreement (as defined below), pursuant to which controlled Affiliate (as defined below) of the K-Sea Entities are prohibited from engaging in certain businesses (pursuant to Article II of the Omnibus Agreement);

WHEREAS, in connection with the initial public offering of the common units representing limited partner interests in Holdings (the “Initial Public Offering”), and the transactions related thereto, Holdings will no longer be a controlled Affiliate of the K-Sea Entities and will not be bound by Article II of the Omnibus Agreement;

WHEREAS, it is the intent of the parties hereto to be bound by the provisions of this Agreement effective immediately upon the closing of the Initial Public Offering.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I:
DEFINITIONS

Section 1.1             Definitions.

(a)           Capitalized terms used herein but not defined herein shall have the meanings given them in the MLP Agreement (as defined below).

(b)           As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” shall have the meaning set forth in the Omnibus Agreement.

“Agreement” shall mean this Business Opportunity Agreement, as it may be amended, modified, or supplemented from time to time.

“Conflicts Committee” means a committee of the Board of Directors of Holdings GP or MLP GP, as applicable, as defined in the Holdings Agreement or the MLP Agreement, respectively.

“Holdings” means K-Sea GP Holdings LP, a Delaware limited partnership, and any successors thereto.

“Holdings Agreement” means the Amended and Restated Agreement of Limited Partnership of Holdings, and any amendments thereto and restatements thereof.

“Holdings GP” means K-Sea GP LLC, a Delaware limited liability company, and any successors thereto.

“K-Sea Entities” shall have the meaning set forth in the Omnibus Agreement.

“K-Sea Entity” means any of the K-Sea Entities.

“MLP” means K-Sea Transportation Partners L.P., a Delaware limited partnership, and any successors thereto.

“MLP Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the MLP, and any amendments thereto and restatements thereof.

“MLP GP” means K-Sea General Partner GP LLC, a Delaware limited liability company, and any successors thereto.

“Omnibus Agreement” means the Omnibus Agreement, dated as of January 14, 2004, among K-Sea Investors L.P., New K-Sea Transportation LLC, K-Sea Acquisition Corp., New EW Holding Corp., New K-Sea Transportation Corp., K-Sea General Partner L.P., MLP GP, the MLP, K-Sea OLP GP, LLC and K-Sea Operating Partnership L.P.

“Partnership Parties” means the MLP, the MLP GP and their respective subsidiaries.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Restricted Business” shall have the meaning set forth in Section 2.1(a).

“Restricted Business Notice” shall have the meaning set forth in Section 2.1(b).

“Section 7704(d)” means Section 7704(d) of the Internal Revenue Code of 1986, as amended, and any successor provision thereto.

ARTICLE II:
BUSINESS OPPORTUNITIES

Section 2.1             Restricted Business Opportunity.

(a)           During the term of this Agreement, Holdings is prohibited from engaging (whether directly or through the acquisition of equity or debt interests in any Person (other than the MLP and its subsidiaries)) in the business of providing refined petroleum product marine transportation, distribution and logistics services in any state or territory of the United States to the extent such business, at the time such business is first proposed to be engaged in by Holdings, generates “qualifying income” within the meaning of Section 7704(d) (a “Restricted Business”) unless and until the opportunity to acquire such Restricted Business has been offered to the Partnership Parties and the Partnership Parties have declined or abandoned such opportunity as provided in Section 2.1(b).

(b)           If Holdings becomes aware of an opportunity to acquire a Restricted Business from a third party that it wishes to pursue, then as soon as practicable, Holdings shall notify MLP GP (on behalf of the Partnership Parties) of such opportunity (the “Restricted Business Notice”) and deliver to MLP GP all information prepared by Holdings GP relating to the Restricted Business. As soon as practicable, but in any event within 30 days after receipt of such notification and information, MLP GP (on behalf of the Partnership Parties) shall notify Holdings that either (i) MLP GP has elected, with the approval of a majority of the members of the Conflicts Committee, not to cause the Partnership Parties to pursue the opportunity to acquire such Restricted Business, or (ii) MLP GP (on behalf of the Partnership Parties) has elected to pursue the opportunity to acquire such Restricted Business. If at any time the Partnership Parties abandon such opportunity, as evidenced (x) in writing by MLP GP (on behalf of the Partnership Parties), or (y) by the Partnership Parties’ failure to consummate the acquisition of the Restricted Business within one year of the Restricted Business Notice, Holdings shall have the unrestricted right to pursue such opportunity.

Section 2.2             No Obligation to Present Business Opportunities.

Other than as set forth in Section 2.1 with respect to Restricted Businesses, Holdings shall have no obligation to present any business opportunity to the Partnership Parties and their Affiliates.

Section 2.3             Scope of Prohibition.

Except as provided in this Article II and in the MLP Agreement or the Holdings Agreement, the Partnership Parties and Holdings shall be free to engage in any business activity whatsoever, including those that may be in direct competition with each other.

Section 2.4             Term.

This Agreement shall remain in effect for as long as Holdings or any of its Affiliates owns directly or indirectly 50% or more of MLP GP.

Section 2.5             Enforcement.

The parties agree and acknowledge that there is no adequate remedy at law for the breach by the parties of the covenants and agreements set forth in this Article II, and that any breach by the parties of the covenants and agreements set forth in Article II would result in irreparable injury. The parties further agree and acknowledge that any party to this Agreement may, in addition to the other remedies which may be available hereunder or under applicable law, file a suit in equity to enjoin the violating party from such breach, and the parties consent to the issuance of injunctive relief hereunder.

ARTICLE III:
MISCELLANEOUS

Section 3.1             Choice of Law.

This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer to the construction or interpretation of this Agreement to the laws of another state.

Section 3.2             Notice.

All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by facsimile to such party. Notice given by personal delivery or mail shall be effective upon actual receipt.  Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party’s signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 3.2.

Section 3.3             Entire Agreement; Supersedure.

This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

Section 3.4             Effect of Waiver or Consent.

No waiver or consent, express or implied, by any party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

Section 3.5             Amendment or Modification.

This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

Section 3.6             Assignment.

No party shall have the right to assign its rights or obligations under this Agreement, by operation of law or otherwise, without the consent of the other parties hereto.

Section 3.7             Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 3.8             Severability.

If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 3.9             Gender, Parts, Articles and Sections.

Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Parts, Articles and Sections of this Agreement, unless the context otherwise requires.

Section 3.10           Withholding or Granting of Consent.

Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

Section 3.11           Laws and Regulations.

Notwithstanding any provision of this Agreement to the contrary, no party hereto shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

Section 3.12           Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 3.13           Negotiation of Rights of Limited Partners, Assignees, and Third Parties.

The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no limited partner, assignee, member or other Person shall have the right to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

K-SEA GP HOLDINGS LP

By: K-Sea GP LLC, its general partner

By:
Name:
Title:

Address for Notice:
One Tower Center Boulevard, 17th Floor
East Brunswick, New Jersey 08816

K-SEA TRANSPORTATION PARTNERS, L.P.

By: K-Sea General Partner GP LLC, its general partner

By:
Name:
Title:

Address for Notice:
One Tower Center Boulevard, 17th Floor
East Brunswick, New Jersey 08816

K-SEA GENERAL PARTNER GP LLC

By:
Name:
Title:

Address for Notice:
One Tower Center Boulevard, 17th Floor
East Brunswick, New Jersey 08816